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                                                                    EXHIBIT 23.2




                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registation Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-30478, 333-07255, 333-30324, 333-52666, 333-52668, and 333-46129) of
Chesapeake Energy Corporation of our reserves reports dated February 20, 2001 entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States, Effective December 31, 2000, for Disclosure to the Securities and Exchange Commission, Utilizing Aries Software, Williamson Project 0.8823" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 28, 2001.


                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
March 29, 2001